UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2020

Northfield Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35791	80-0882592
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

581 Main Street,	Woodbridge,	New Jersey	07095
(Address of principal executive offices)			(Zip code)

Registrant’s telephone number, including area code:        (732) 499-7200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common stock, par value $0.01 per share	NFBK	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events.

On September 28, 2020, the Board of Directors of Northfield Bank, the wholly-owned banking subsidiary of Northfield Bancorp, Inc. (the "Company"), approved a plan to combine five branch offices into existing nearby Northfield Bank locations. 4355 Amboy Road, Staten Island, New York, will be combined into 150 Greaves Lane, Staten Island, New York. 385 Bay Street, Staten Island, New York, will be combined into 1065 Bay Street, Staten Island, New York. 1762 Hylan Boulevard, Staten Island, New York, will be combined into 1158 Hylan Boulevard, Staten Island, New York. 755 Forest Avenue, Staten Island, New York, will be combined into 519 Forest Avenue, Staten Island, New York. 180 Scotch Road, Ewing, New Jersey, will be combined into 802 Denow Road, Pennington, New Jersey.

These combinations are the result of the ongoing analysis of the Company’s service delivery model, including but not limited to, the consideration of the additional Victory State Bank locations acquired on July 1, 2020, branch proximities, changing customer behaviors and the pace of such change, and service efficiencies that would be achieved by combining locations. The branch combinations are expected to occur on December 31, 2020, and Northfield Bank expects to fully serve affected customers through its remaining branch network and electronic services.

Item 9.01.    Financial Statements and Exhibits.

(a)     Not Applicable.
(b)     Not Applicable.
(c)     Not Applicable.
(d)     Exhibits.

Exhibit No. Exhibit
None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHFIELD BANCORP, INC.
DATE: September 30, 2020	By:	/s/ William R. Jacobs
William R. Jacobs
Chief Financial Officer
(Principal Financial and Accounting Officer)